Exhibit 99

Resideo Announces Third Quarter 2024 Financial Results

•Net revenue growth of 18% year-over-year; mid-single-digit organic revenue growth at both ADI and Products and Solutions
•Products and Solutions gross margin of 42.2%, sixth consecutive quarter of year-over-year improvement
•Net income available to common stockholders of $11 million; adjusted EBITDA of $190 million, above the high end of outlook range
•Strong demand for the refreshed Honeywell Home Focus Pro™ thermostat portfolio, first in a cadence of new product introductions

SCOTTSDALE, Ariz., November 7, 2024 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and distributor of technology-driven products and solutions that provide home comfort and smart living, security, life safety and energy efficiency to consumers and businesses, today announced financial results for the third quarter ended September 28, 2024.
Third Quarter 2024 Financial Highlights
•Net revenue was $1.83 billion, up 18% compared to $1.55 billion in the third quarter 2023
•Net income available to common stockholders was $11 million, compared to $21 million in the third quarter 2023
•Adjusted EBITDA (1) was $190 million, compared to $147 million in the third quarter 2023
•Fully diluted EPS was $0.07 and $0.14 and Adjusted EPS (1) was $0.58 and $0.55 for the third quarter 2024 and third quarter 2023, respectively
Management Remarks
“We delivered strong results in the third quarter with organic sales growth at both Products and Solutions and ADI in addition to consolidated Adjusted EBITDA again coming in ahead of our outlook,” commented Jay Geldmacher, Resideo’s President and CEO. “Products and Solutions continued to drive gross margin accretion, reflecting structural cost improvements. ADI also returned to organic revenue growth driven by improved demand across commercial categories and continued e-commerce expansion. The integration of Snap One is progressing well with the teams focused on cross-selling opportunities and cost reduction actions.”
“We are excited by the meaningful new product introductions that have begun to rollout at Products and Solutions. This is highlighted by refreshes of our thermostat offering and security solutions aimed at larger residential and small and medium business opportunities. At ADI, improving demand trends in key categories and cross-selling opportunities with a greater customer and product portfolio create significant benefits moving forward. Overall, we expect the positive business momentum to continue as we close out 2024 and look to 2025.”

1
(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, specifically Adjusted EBITDA and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions Third Quarter 2024 Highlights
•Net revenue was $645 million, down 1% compared to the third quarter 2023 and up 4% excluding the impact of the Genesis divestiture
•Gross margin was 42.2%, up 350 basis points compared to the third quarter 2023
•Income from operations was $128 million, compared to $94 million in the third quarter 2023
•Adjusted EBITDA was $157 million, or 24.3% of revenue, compared to $140 million, or 21.4% of revenue, in the third quarter 2023
Products and Solutions delivered net revenue of $645 million in the third quarter 2024, down 1% compared to third quarter 2023 and up 4% excluding the impact of the Genesis divestiture. Pricing trends remained positive across substantially all product categories compared with third quarter 2023. Organic revenue growth was partially offset by continued slower activity in the EMEA region and declines in Security product sales. During the quarter, Products and Solutions began taking orders for its programmable and connected thermostat line, the Honeywell Home Focus Pro, targeted at the entry tier of the professional market, in-line with its ongoing focus to introduce a regular cadence of new products and drive future innovation in key categories.
Gross margin for the quarter was 42.2%, compared to 38.7% in the third quarter 2023, reflecting improving manufacturing cost efficiency and pricing strength. Selling, general and administrative expenses were up $7 million and research and development expenses declined $5 million compared to 2023. Expense management was again strong in the quarter, and, combined with the strong gross margin expansion, helped drive operating profit of $128 million or 19.8% of revenue, up from $94 million or 14.4% of revenue in third quarter 2023. Adjusted EBITDA grew 12% year-over-year in the third quarter 2024 to $157 million, with Adjusted EBITDA margin up 300 basis points to 24.3%.
ADI Global Distribution Third Quarter 2024 Highlights
•Net revenue was $1,183 million, up 31% compared to the third quarter 2023 and up 4% excluding the impact of the Snap One acquisition
•Gross margin was 21.3%, up 300 basis points compared to the third quarter 2023
•Income from operations was $36 million, compared to $52 million in the third quarter 2023
•Adjusted EBITDA was $92 million, or 7.8% of revenue, compared to $69 million, or 7.7% of revenue, in the third quarter 2023

ADI third quarter 2024 net revenue of $1,183 million increased $283 million compared to third quarter 2023, driven by the inclusion of $251 million of Snap One revenue and organic growth of $32 million, or 4%. ADI delivered year-over-year growth in all key commercial categories including Fire, Video Surveillance, professional Audio Visual, and Datacom. This was partially offset by year-over-year declines in residential Intrusion and residential Audio Visual. The e-commerce channel, excluding Snap One, grew 18% in third quarter 2024 compared to the prior year period. Exclusive brand sales grew 32% year-over-year, reflecting the inclusion of Snap One proprietary products and strong underlying growth.

Gross margin for the quarter was 21.3%, up 300 basis points compared to third quarter of 2023. The increase was driven by the inclusion of higher margin Snap One sales, partially offset by reduced inflationary pricing benefits. Selling, general and administrative and research and development expenses were $177 million in 2024, up $76 million compared to prior period including $73 million of Snap One expenses. Operating profit of $36 million for third quarter 2024 decreased 31% from $52 million in third quarter 2023. Adjusted EBITDA increased to $92 million in third quarter 2024 from $69 million in third quarter 2023.
Cash Flow and Liquidity
Net cash provided by operating activities was $147 million in third quarter 2024 compared to $60 million in the third quarter 2023. The increase was primarily driven by improved working capital dynamics and cash earnings. At September 28, 2024, Resideo had cash and cash equivalents of $531 million and total outstanding debt of $1.99 billion.
Outlook
The following table summarizes the Company’s current fourth quarter 2024 and updated full year 2024 outlook.

($ in millions, except per share data)	Q4 2024	2024
Net revenue	$1,815 - $1,855	$6,720 - $6,760
Non-GAAP Adjusted EBITDA	$170 - $185	$672 - $687
Non-GAAP Adjusted Earnings per share	$0.51 - $0.61	$2.18 - $2.28
Full Year Cash Provided by Operating Activities		At least $375
Conference Call and Webcast Details
Resideo will hold a conference call with investors on November 7, 2024, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Third Quarter 2024 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading manufacturer and developer of technology-driven sensing and controls products that provide critical comfort, energy, smoke and carbon monoxide detection home safety products and security solutions to homes globally. We are also a leading wholesale distributor of low-voltage security products including access control, fire detection, fire suppression, security, and video products, and participate significantly in the broader related markets of, communications, data communications, networking, power, residential and professional audio-visual solutions, smart home, and wire and cable. Our global footprint serves both commercial and residential end markets. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the fourth quarter 2024 and full year 2024, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint (3), the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Snap One and/or Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) the ability of Snap One and/or Resideo to achieve the targeted amount of synergies described in this press release, (7) the accretive nature of the transaction to Resideo’s non-GAAP EPS in the first full year of ownership and the growth and margin profile of the combined businesses, (8) the ability to integrate the Snap One business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, and (9) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the fourth quarter of 2024 and for the fiscal period ending December 31, 2024 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q3 2024 (1)				YTD 2024 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$645	$1,183	$—	$1,828	$1,895	$3,008	$—	$4,903
Cost of goods sold	373	931	—	1,304	1,118	2,414	—	3,532
Gross profit	272	252	—	524	777	594	—	1,371
Research and development expenses	23	—	—	23	69	—	—	69
Selling, general and administrative expenses	107	177	33	317	307	397	124	828
Intangible asset amortization	6	22	1	29	18	31	2	51
Restructuring, impairment and extinguishment costs, net (2)	8	17	4	29	13	19	15	47
Income (loss) from operations	$128	$36	$(38)	$126	$370	$147	$(141)	$376

	Q3 2023 (1)				YTD 2023 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$654	$900	$—	$1,554	$1,989	$2,716	$—	$4,705
Cost of goods sold	401	735	1	1,137	1,227	2,202	3	3,432
Gross profit (loss)	253	165	(1)	417	762	514	(3)	1,273
Research and development expenses	28	—	—	28	82	—	2	84
Selling, general and administrative expenses	100	101	32	233	322	307	90	719
Intangible asset amortization	6	2	1	9	17	8	3	28
Restructuring and impairment expenses	25	10	3	38	27	12	3	42
Income (loss) from operations	$94	$52	$(37)	$109	$314	$187	$(101)	$400

	Q3 2024 % change compared with prior period				YTD 2024 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(1)%	31%	N/A	18%	(5)%	11%	N/A	4%
Cost of goods sold	(7)%	27%	N/A	15%	(9)%	10%	N/A	3%
Gross profit	8%	53%	N/A	26%	2%	16%	N/A	8%
Research and development expenses	(18)%	N/A	N/A	(18)%	(16)%	N/A	N/A	(18)%
Selling, general and administrative expenses	7%	75%	3%	36%	(5)%	29%	38%	15%
Intangible asset amortization	—%	1000%	—%	222%	6%	288%	(33)%	82%
Restructuring, impairment and extinguishment costs, net	(68)%	70%	33%	(24)%	(52)%	58%	400%	12%
Income (loss) from operations	36%	(31)%	3%	16%	18%	(21)%	40%	(6)%
(1) On January 1, 2024, certain corporate functions were decentralized into the operating segments aligning with the business strategy. Functional expenses related to information technology, finance, tax, business development, and research and development are now recorded within the Products and Solutions and ADI Global Distribution segments. For the three and nine months ended September 30, 2023, $13 million and $38 million of corporate expenses have been reclassified into the Products and Solutions while $8 million and $24 million of corporate expenses have been reclassified into the ADI Global Distribution segments, respectively, decreasing reported Income from Operations to conform to the current year presentation.
(2) Includes $1 million and $7 million of debt extinguishment expense for corporate for the three and nine months ended September 28, 2024.

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net revenue	$1,828	$1,554	$4,903	$4,705
Cost of goods sold	1,304	1,137	3,532	3,432
Gross profit	524	417	1,371	1,273
Operating expenses:
Research and development expenses	23	28	69	84
Selling, general and administrative expenses	317	233	828	719
Intangible asset amortization	29	9	51	28
Restructuring, impairment and extinguishment costs, net	29	38	47	42
Total operating expenses	398	308	995	873
Income from operations	126	109	376	400
Reimbursement Agreement expense (1)	45	43	135	128
Other expenses, net	10	13	10	10
Interest expense, net	27	16	55	50
Income before taxes	44	37	176	212
Provision for income taxes	24	16	83	84
Net income	$20	$21	$93	$128
Less: preferred stock dividends	8	—	10	—
Less: undistributed income allocated to preferred stockholders	1	—	4	—
Net income available to common stockholders	$11	$21	$79	$128

Earnings per common share:
Basic	$0.07	$0.14	$0.54	$0.87
Diluted	$0.07	$0.14	$0.53	$0.86

Weighted average common shares outstanding:
Basic	147	147	146	147
Diluted	149	148	149	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended		Nine Months Ended
(in millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$45	$43	$135	$128
Cash payments made to Honeywell	(35)	(35)	(105)	(105)
Accrual increase, non-cash component in period	$10	$8	$30	$23

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	September 28, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$531	$636
Accounts receivable, net	1,103	973
Inventories, net	1,197	941
Other current assets	206	193
Total current assets	3,037	2,743

Property, plant and equipment, net	423	390
Goodwill	3,119	2,705
Intangible assets, net	1,197	461
Other assets	359	346
Total assets	$8,135	$6,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,021	$905
Current portion of long-term debt	6	12
Accrued liabilities	645	608
Total current liabilities	1,672	1,525

Long-term debt	1,983	1,396
Obligations payable under Indemnification Agreements	635	609
Other liabilities	491	366
Total liabilities	4,781	3,896

Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at September 28, 2024 and no shares issued and outstanding at December 31, 2023, respectively	482	—
Common stock, $0.001 par value: 700 shares authorized, 153 and 147 shares issued and outstanding at September 28, 2024, respectively, and 151 and 145 shares issued and outstanding at December 31, 2023, respectively	—	—
Additional paid-in capital	2,294	2,226
Retained earnings	893	810
Accumulated other comprehensive loss, net	(207)	(194)
Treasury stock at cost	(108)	(93)
Total stockholders’ equity	3,354	2,749
Total liabilities and stockholders’ equity	$8,135	$6,645

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Cash Flows From Operating Activities:
Net income	$20	$21	$93	$128
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	46	22	98	71
Restructuring, impairment and extinguishment costs, net	29	38	47	42
Stock-based compensation expense	15	11	44	36
Other, net	6	—	5	2
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(22)	26	(79)	(9)
Inventories, net	(9)	11	(13)	(4)
Other current assets	6	(8)	15	(5)
Accounts payable	31	(58)	62	(14)
Accrued liabilities	13	(20)	(65)	(114)
Other, net	12	17	34	44
Net cash provided by operating activities	147	60	241	177
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	(10)	(1,334)	(16)
Capital expenditures	(22)	(25)	(58)	(74)
Other investing activities, net	—	—	6	—
Net cash used in investing activities	(22)	(35)	(1,386)	(90)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net	594	—	1,176	—
Proceeds from issuance of preferred stock, net of issuance costs	—	—	482	—
Repayments of long-term debt	(596)	(3)	(602)	(9)
Common stock repurchases	—	(28)	(1)	(28)
Other financing activities, net	(7)	2	(12)	(10)
Net cash provided by (used in) financing activities	(9)	(29)	1,043	(47)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	2	(9)	(3)	1
Net (decrease) increase in cash, cash equivalents and restricted cash	118	(13)	(105)	41
Cash, cash equivalents and restricted cash at beginning of period	414	383	637	329
Cash, cash equivalents and restricted cash at end of period	$532	$370	$532	$370

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Net income	$20	$21	$93	$128
Less: preferred stock dividends	8	—	10	—
Less: undistributed income allocated to preferred stockholders	1	—	4	—
GAAP Net income available to common stockholders	11	21	79	128
Restructuring, impairment and extinguishment costs, net	29	38	47	42
Intangible asset amortization	29	9	51	28
Stock-based compensation expense	15	11	44	36
Reimbursement Agreement accrual increase, non-cash component (1)	10	8	30	23
Acquisition and integration costs	3	1	37	1
Other (2)	16	14	17	5
Tax effect of applicable non-GAAP adjustments (3)	(26)	(21)	(56)	(34)
Non-GAAP Adjusted net income available to common stockholders	$87	$81	$249	$229

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Net income per diluted common share	$0.07	$0.14	$0.53	$0.86
Restructuring, impairment and extinguishment costs, net	0.19	0.26	0.32	0.28
Intangible asset amortization	0.19	0.06	0.34	0.19
Stock-based compensation expense	0.10	0.07	0.30	0.24
Reimbursement Agreement accrual increase, non-cash component (1)	0.07	0.05	0.20	0.15
Acquisition and integration costs	0.02	0.01	0.25	0.01
Other (2)	0.11	0.10	0.11	0.03
Tax effect of applicable non-GAAP adjustments (3)	(0.17)	(0.14)	(0.38)	(0.22)
Non-GAAP Adjusted net income per diluted common share	$0.58	$0.55	$1.67	$1.54

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)For 2023 periods, other includes Tax Matters Agreement gain, foreign exchange transaction loss (income), and pension costs. For 2024 periods, other includes loss on sale of assets, foreign exchange transaction loss (income), gain on sale of investments, litigation settlements, and an inventory step-up related to the Snap One acquisition.

(3)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three months ended September 28, 2024 and September 30, 2023.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Nine Months Ended
(in millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net revenue	$1,828	$1,554	$4,903	$4,705

GAAP Net income	$20	$21	$93	$128
GAAP Net income as a % of net revenue	1.1%	1.4%	1.9%	2.7%
Provision for income taxes	24	16	83	84
GAAP Income before taxes	44	37	176	212
Depreciation and amortization	46	22	98	71
Restructuring, impairment and extinguishment costs, net	29	38	47	42
Interest expense, net	27	16	55	50
Stock-based compensation expense	15	11	44	36
Reimbursement Agreement accrual increase, non-cash component (1)	10	8	30	23
Acquisition and integration costs	3	1	37	1
Other (2)	16	14	17	5
Non-GAAP Adjusted EBITDA	$190	$147	$504	$440
Non-GAAP Adjusted EBITDA as a % of net revenue	10.4%	9.5%	10.3%	9.4%

(1)Refer to the Unaudited Consolidated Statements of Operations herein.

(2)For 2023 periods, other includes Tax Matters Agreement gain, foreign exchange transaction loss (income), and pension costs. For 2024 periods, other includes loss on sale of assets, foreign exchange transaction loss (income), gain on sale of investments, litigation settlements, and an inventory step-up adjustment related to the Snap One acquisition.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net revenue	$645	$654	$1,895	$1,989

GAAP Income from operations	$128	$94	$370	$314
GAAP Income from operations as a % of net revenue	19.8%	14.4%	19.5%	15.8%
Restructuring and impairment expense	8	25	13	30
Stock-based compensation expense	5	4	15	13
Other (1)	—	1	4	1
Non-GAAP Adjusted Income from Operations	$141	$124	$402	$358

Depreciation and amortization	16	16	51	51
Non-GAAP Adjusted EBITDA	$157	$140	$453	$409
Non-GAAP Adjusted EBITDA as a % of net revenue	24.3%	21.4%	23.9%	20.6%

(1) Other includes litigation settlements and acquisition costs.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Nine Months Ended
(in millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net revenue	$1,183	$900	$3,008	$2,716

GAAP Income from operations	$36	$52	$147	$187
GAAP Income from operations as a % of net revenue	3.0%	5.8%	4.9%	6.9%
Restructuring and impairment expense	17	10	19	17
Stock-based compensation expense	4	2	9	5
Acquisition and integration costs	2	—	6	—
Other (1)	5	—	5	—
Non-GAAP Adjusted Income from Operations	$64	$64	$186	$209

Depreciation and amortization	28	5	41	13
Non-GAAP Adjusted EBITDA	$92	$69	$227	$222
Non-GAAP Adjusted EBITDA as a % of net revenue	7.8%	7.7%	7.5%	8.2%

(1) Other includes inventory adjustment related to the Snap One acquisition.